Exhibit 99.1

Pope Resources Reports First Quarter Net Income of $0.9 Million

POULSBO, Wash.--(BUSINESS WIRE)--Pope Resources (Nasdaq:POPE) reported net income of $941,000, or $0.20 per diluted ownership unit, on revenues of $6.3 million for the quarter ended March 31, 2008. This compares to net income of $854,000, or $0.18 per diluted ownership unit, on revenues of $6.8 million for the comparable period in 2007.

Cash flows provided by operations for the quarter ended March 31, 2008 was $497,000, compared to cash flow used in operations of $811,000 for the first quarter of 2007.

“Revenue and net income for the first quarter of 2008 and 2007 are similar, but the comparability of bottom-line performance belies the significantly different market dynamics that exist today for our business segments versus a year ago,” said David L. Nunes, President and CEO. “The slowdown in housing starts has curtailed demand for wood products, which has rippled back to reduced mill output and lower log prices. As previously announced, our response to these deteriorating market conditions was to reduce our planned timber harvest for 2008 to 37 MMBF, or 33% below the 55 MMBF we harvested in 2007. Market demand has also abated for both developed lots and raw land in concert with the housing slowdown. We continue to expect this to be a tough year for all our business segments.”

Operating income for our Fee Timber segment was off by 5%, declining from $2.4 million in 2007 to $2.3 million in 2008. Our first quarter harvest volume went from 10.0 million board feet (MMBF) in 2007 to 9.5 MMBF in 2008, a 5% decline. In addition, our average realized log price dropped 7% from $578 per thousand board feet (MBF) in 2007 to $538 per MBF in 2008. The impact of these reductions in volume and price on segment operating income was mitigated in part by lower per unit harvest and haul costs.

Both of our other segments, Timberland Management & Consulting and Real Estate, posted operating losses for the first quarter of 2008 that were comparable to last year’s first quarter. Timberland Management & Consulting posted first quarter operating losses of $131,000 and $198,000 for 2007 and 2008, respectively. The Real Estate operating loss for the current quarter was $500,000 compared to an operating loss of $561,000 in 2007.

As of March 31, 2008 Pope Resources held AAA-rated Student Loan Auction Rate Securities (“SLARS”) with a par value of $16.9 million. SLARS are collateralized long-term debt instruments that for years have provided liquidity through a Dutch auction process, but in February 2008 these auctions failed, resulting in a loss of liquidity for holders of these securities. In light of these auction failures, management determined it is sufficiently uncertain that these securities will be settled in cash within one year and as a result, as of the end of 2008’s first quarter, we have reclassified these investments on our balance sheet from current to long-term, with the exception of a $1 million security that is expected to be refinanced this month, resulting in a redemption of this security at par plus accrued interest. We have recorded our estimate of the impairment of these securities to accumulated other comprehensive loss, which is a component of partners’ capital, rather than to net income. Our estimate of the impairment is $1.2 million, which we believe to be temporary in light of our intent and ability to hold these securities until we can recover our cost basis. If the current market conditions deteriorate further or a recovery in market values does not occur, we may be required to record additional unrealized or realized losses in future quarters.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 400,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management’s estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; our ability to estimate accurately the amount of our exposure for environmental liabilities; labor, equipment and transportation costs that affect our net income; our ability to discover and to accurately estimate liabilities associated with our properties; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled “Risk Factors.” Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in $000's, except per unit amounts)

	Three months ended March 31,
	2008	2007

Revenues	$6,340	$6,787
Costs and expenses:
Cost of sales	(2,679)	(2,837)
Operating expenses	(2,956)	(3,262)
Operating income	705	688
Interest, net	69	9
Income before income taxes and minority interest	774	697
Income tax expense	(57)	(7)
Income before minority interest	717	690
Minority interest	224	164
Net income	$941	$854

Average units outstanding - Basic	4,619	4,664
Average units outstanding - Diluted	4,749	4,800

Basic net income per unit	$0.20	$0.18
Diluted net income per unit	$0.20	$0.18
	CONSOLIDATED BALANCE SHEETS
	(all amounts in $000's)

	31-Mar-08	31-Dec-07
Assets:
Cash and cash equivalents	$8,906	$2,174
Auction rate securities, current	1,000	30,775
Other current assets	2,921	2,095
Roads and timber	94,416	94,635
Properties and equipment	47,453	47,054
Auction rate securities, non-current	14,696	-
Other assets	1,520	2,592
Total	$170,912	$179,325
Liabilities and partners' capital:
Current liabilities	$3,720	$5,451
Long-term debt, excluding current portion	28,095	29,385
Other long-term liabilities	2,018	2,042
Total liabilities	33,833	36,878
Minority interest-ORM Timber Fund I, LP	45,579	45,803
Partners' capital	92,654	-
Accumulated other comprehensive loss	(1,154)	96,644
Total	$170,912	$179,325

RECONCILIATION BETWEEN NET INCOME AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended March 31,
	2008	2007

Net income	$941	$854
Added back:
Depletion	655	711
Timber depletion on HBU sale	126	-
Depreciation and amortization	188	202
Other non-cash additions	152	286
Cost of land sold	173	32
	$2,235	$2,085

Change in working capital balances	(1,738)	(2,896)
Cash provided by (used in) operations	$497	$(811)
SEGMENT INFORMATION
(all amounts in $000's)

	Three months ended March 31,
	2008	2007

Revenues:
Pope Resources	$5,452	$6,174
ORM Timber Fund I, LP	108	18
Total Fee Timber	5,560	6,192
Timberland Management & Consulting (TM&C)	224	352
Real Estate	556	243
Total	6,340	6,787
Operating income/(loss):
Pope Resources	2,352	2,419
ORM Timber Fund I, LP	(71)	(14)
Total Fee Timber	2,281	2,405
TM&C	(198)	(131)
Real Estate	(500)	(561)
General & administrative	(878)	(1,025)
Total	$705	$688

	SELECTED STATISTICS

	Three months ended
	31-Mar-08	31-Mar-07
Log sale volumes (thousand board feet):
Sawlogs
Douglas-fir	7,202	7,116
Whitewood	512	791
Cedar	68	60
Hardwood	201	129
Pulp
All species	1,526	1,944
Total	9,509	10,040

Average price realizations (per thousand board feet):
Sawlogs
Douglas-fir	572	611
Whitewood	471	492
Cedar	1,257	1,193
Hardwood	639	671
Pulp
All species	357	467
Overall	538	578

Owned timber acres	114,000	138,000
Acres under management	290,000	293,000
Capital expenditures ($000's)	$1,985	$1,309
Depletion ($000's)	781	711
Depreciation ($000's)	188	202
Debt to total capitalization	24%	26%
	QUARTER TO QUARTER COMPARISONS
	(Amounts in $000's except per unit data)

	Q1 2008 vs. Q1 2007	Q1 2008 vs. Q4 2007

	Total	Total

Net income:
1st Quarter 2008	$941	$941
4th Quarter 2007		6,288
1st Quarter 2007	854
Variance	$87	$(5,347)

Detail of earnings variance:
Fee Timber
Log price realizations (A)	$(379)	$(446)
Log volumes (B)	(307)	1,300
Depletion	56	(40)
Production costs	387	(190)
Other Fee Timber	119	25
Timberland Management & Consulting
Management fee changes	5	6
Other Timberland Mgmnt & Consulting	(72)	135
Real Estate
Environmental remediation liability	-	1,878
Land sales	16	(8,197)
Depletion	(126)	(126)
Other Real Estate	171	299
General & administrative costs	147	216
Interest expense	85	(24)
Other (taxes, minority int., interest inc.)	(15)	(183)
Total change in earnings	$87	$(5,347)

(A) Price variance calculated by extending the change in average realized price by current period volume.
(B) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.

CONTACT:
Pope Resources
VP & CFO
Tom Ringo, 360-697-6626
Fax: 360-697-1156